UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549



                         FORM 8-K/A

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 13, 2002


                     THE PRESTIGE GROUP.NET, INC.
                 ----------------------------------
   (Exact name of registrant as specified in its charter)






          Nevada                       000-32495             88-0441287
      --------------                  ------------          ------------
(State or other jurisdiction of   (Commission File No.)   (I.R.S. Employer
incorporation or organization)                           Identification No.)




  4610 So. Ulster Street, Suite 150, Denver, Colorado 80237
  ---------------------------------------------------------
          (Address of principal executive offices)




 Registrant's telephone number, including area code:  (720) 528-7303



                            N/A
                   ----------------------
(Former  name or  former address, if changed since last report)



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Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          On August 13, 2002 the Company dismissed its independent account G. Brad Beckstead CPA. The reports of
G. Brad Beckstead CPA for the fiscal years ended December 31, 2001 and December 31, 2000 contained no adverse opinion, or disclaimers of opinion; however, the audit reports contained going concern qualifications which are common to development stage companies. The decision to dismiss G. Brad Beckstead CPA was made by the Board of Directors of the Company. At no time during the fiscal years ended December 31, 2000 or December 31, 2001, nor during the interim period from January 1, 2002 through August 13, 2002, were there any disagreements with G. Brad Beckstead CPA, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company provided G. Brad Beckstead CPA with a copy of this Form 8-K/A prior to filing with the Securities and Exchange Commission and requested a response thereto by G. Brad Beckstead CPA. The letter of G. Brad Beckstead CPA concerning his dismissal as the Company's principal accountant is attached hereto as Exhibit 16.1

          On August 13, 2002, the Company engaged the firm of Kabani & Company, Inc., of Fountain Valley, California, as independent accountants for the Company. Prior to August 13, 2002, neither the Company, nor anyone on its behalf, had consulted with Kabani & Company, Inc. concerning the accounting principles of any specific completed or contemplated transaction, any type of audit opinion on the Company's financial statements or any other material factor which might be considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.

          a.   Financial Statements.

                    None.

          b.   Exhibits.

               16.1   Letter of G. Brad Beckstead CPA, dated
               August 28, 2002.








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                         SIGNATURES


           Pursuant  to  the requirements of the  Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:   August 30, 2002

                              THE PRESTIGE GROUP.NET, INC.


                              /s/  Douglas G. Gregg
                              ------------------------------
                                 Douglas G. Gregg, President



















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